SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                ------------------------------------------------
                                November 30, 2005

                        DENTAL PATIENT CARE AMERICA, INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


             Utah                         333-37842               87-0639343
-------------------------------   ------------------------   -------------------
(State or other jurisdiction of   (Commission file number)      (IRS employer
          incorporation)                                     identification no.)

   2150 South 1300 East, Suite 500, Salt Lake City, Utah        84106
   -----------------------------------------------------      ----------
         (Address of principal executive offices)             (Zip code)

         (801) 990-3314 ----------------------------------------------------
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c)

                   This document contains a total of 2 pages.

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Item 7.01 Regulation FD

         On November 30, 2005, the Company, through its wholly owned subsidiary, Dental Practice Transition, Inc. ("DPT"), executed a non-binding terms sheet (the "Terms Sheet") with Stillwater National Bank & Trust Company ("SNB"). The Terms Sheet provides for a revolving line of credit in an amount of up to $30,000,000 to finance loans to dentists and provide working capital to DPT. The line of credit would be available for a five year period, guaranteed by the Company and secured by a first lien and assignment of all loans made by DPT. All loans by DPT to dentists would be subject to the approval of SNB, and the Company and DPT would be subject to various financial covenants. The Terms Sheet is non-binding, subject to completion of due diligence, definitive documentation and other contingencies. There can be no assurance that DPT will enter into binding arrangements with SNB to provide a line of credit on the terms described in the Terms Sheet or on any other terms.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               DENTAL PATIENT CARE AMERICA, INC.
                                               (Registrant)




Date: December 12, 2005                        By   /s/  Michael Silva
                                                 -------------------------------
                                                 Michael Silva
                                                 Chief Executive Officer

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